Form S-1 Appendix

Certificate of Incorporation

STATE OF NEW York

DEPARTMENT OF STATE

I hereby certify that the annexed copy has been compared with the original document in the custody of the Secretary of State and that the same is true copy of said original.

WITNESS my hand and official seal of the Department of State, at the City of Albany, on June 25, 2015.

Anthony Giardina
Executive Deputy Secretary of State

CERTIFICATE OF INCORPORATION

OF

Linton Inc

Under Section 805 of the Business Corporation Law

I, the undersigned, a natural person of at lease 18 years of ages, for the purpose of forming a corporation under 402 of the Business Corporation Law of the State of New York hereby certify:

FIRST: The name of the corporation is:

Linton Inc

SECOND: This corporation is formed to engage in any lawful act or activity for which a corporation may be organized under the Business Corporation Law, provided that it is not formed to engage in any act or activity requesting the consent or approval of any state official, department, board, agency or other body without such consent or approval fist being obtained.

THIRD: The county, within this state, in with the office of the corporation is to be located is QUEENS.

FOURTH: The total number and value of shares of common stock which the corporation shall have authority to issue is: 200 SHARES WITH NO PAR VALUE.

FIFTH: The Secretary of State is designated as agent of the corporation upon whom process against it may be served. The address within or whihout this state to which the Secretary of State shall mail a copy of any process against the corporation served upon him or her is:

Wanjun Xie
3906 Main Street, 207
Flushing, NY11354

I certify that have read the above statements, I am authorized to sign this Certificate of Incorporation, that the above statement are true and correct to the best of my knowledge and belief and that my signature typed below constitutes my signature.

Wanjun Xie(Signature)
Wanjun Xie, INCORPORATOR
3906 Main Street, 207
Flushing, NY11354

Filed by:
Wanjun Xie
3906 Main Street, 207
Flushing, NY11354

FILED WITH THE NYS DEPARTMENT OF STATE ON: 06/25/2015
FILED NUMBER: 15065010064